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                                                                    EXHIBIT 10.9

                                  OFFICE LEASE


STATE OF TENNESSEE
COUNTY OF WILLIAMSON

         THIS LEASE (the "Lease") is made this the 22nd day of November, 1999, by and between W. FRED WILLIAMS, TRUSTEE FOR THE BENEFIT OF HIGHWOODS/TENNESSEE HOLDINGS, L.P., hereinafter "Landlord" and LIFEPOINT HOSPITALS, INC., a Tennessee corporation hereinafter "Tenant":

                              W I T N E S S E T H:

         Upon the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord property referred to as the Premises, all as follows:

         1. PREMISES. The property hereby leased to Tenant is that area shown on EXHIBIT A hereto attached, which consists of approximately 25,481 rentable square feet, (measured in accordance with Building Owners and Managers Association International ("BOMA") American National Standard ANSI 265.1 - 1996, for usable area) together with the non-exclusive right in common with other tenants, to use and occupy the "Common Areas" (as hereinafter defined) located in what is sometimes called the Highwoods Plaza II Building (the "Building"), located at 103 Powell Court, Suite 200, Brentwood, Williamson County, State of Tennessee (the "Premises"). As used herein the term "Common Areas" shall mean and include all entrances, lobbies, corridors, stairways, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, trash areas, roadways, walkways, sidewalks, driveways, and landscaped areas, located in, on, adjacent to or under the Building.

         If Landlord and Tenant desire for improvements to be made to the Premises prior to the Commencement Date such improvements shall be made pursuant to the workletter attached hereto as EXHIBIT A-1 (the "Workletter").

         2. TERM. This Lease Term (the "Term") shall be for the period commencing on the date Tenant takes occupancy of the Premises with the Tenant Improvements (as defined in the Workletter) Substantially Complete (as defined in the Workletter) ("Commencement Date"), and shall expire (unless sooner terminated or extended as herein provided) at noon on April 30, 2008 ("Expiration Date"). In the event Landlord shall permit Tenant to take possession of the Premises prior to the Commencement Date referenced above, all the terms and conditions of this Lease except payment of Rent shall apply.

         If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date, then this Lease shall not be void or voidable, no obligation of Tenant shall be affected thereby, and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession; provided, however, that in such event, the Commencement Date and Expiration Date of this Lease, and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord's delivery of possession to Tenant. The above, however, is subject to the provision that the period permitted for the delay of delivery of possession of the Premises shall not exceed sixty (60) days after the Commencement Date set forth in the first sentence of this SECTION 2 (except that those delays beyond Landlord's control, including, without limitation, those encompassed in the meaning of the term "force majeure," delays due to permits and governmental approvals to be obtained by Landlord shall not be deemed "force majeure," or caused by Tenant (the "Delays") shall be excluded in calculating such period). If Landlord does not deliver possession to Tenant within such period, then Tenant may terminate this Lease by written notice to Landlord; provided, that written notice shall be ineffective if given after Tenant takes possession of any part of the Premises, or if given more than one hundred (100) days after the original Commencement Date plus the time of any Delays. Unless expressly otherwise provided herein, Rent (as hereinafter defined) shall commence on the later of: (i) May 1, 2000; (ii) the date Tenant takes occupancy of the Premises; (iii) the date Landlord has the Premises ready for occupancy by Tenant, as such date is adjusted under the Workletter, if any, attached hereto; or (iv) the date Landlord could have had the Premises ready had there been no Delays attributable to Tenant ("Rent Commencement Date"). Notwithstanding the foregoing, Tenant's "Access During Construction", as provided in SECTION 11 of the Workletter, shall not be considered occupancy of the Premises by Tenant. Unless the context


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otherwise so requires, the term "Rent" as used herein includes both Base Rent and Additional Rent as set forth in SECTION 4.

         If the Expiration Date, as determined herein, does not occur on the last day of a calendar month, then Landlord, at its option, may extend the Term by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Term (including any extension by Landlord pursuant to this SECTION 2) and Expiration Date may be set forth in a commencement letter (the "Commencement Letter") prepared by Landlord and executed by Tenant.

         3. USE. The Premises may be used for general office purposes and any use incidental to or in connection with such use, and for any use permitted by applicable zoning regulations (the "Permitted Use"). The Premises shall be occupied by no more than four (4) persons per 1,000 rentable square feet. Tenant shall never make any use of the Premises which is in violation of any governmental laws, rules or regulations, whether now existing or hereafter enacted or which is in violation of the general rules and regulations for tenants (a copy of the present rules are attached as EXHIBIT B) as may be developed or modified from time to time by Landlord effective as of the date delivered to Tenant or posted on the Premises providing such rules are uniformly applicable to all tenants in the Building (the "Rules and Regulations"), nor may Tenant make any use of the Premises not permitted, or otherwise prohibited, by any restrictive covenants which apply to the Premises which Landlord has provided Tenant with written notice thereof. Tenant may not make any use that is or may be a nuisance or trespass, which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building. Should Tenant's use conflict with the preceding sentence, Landlord shall notify Tenant in writing specifying such conflict, and within thirty (30) days of Tenant's receipt of such notice, Landlord and Tenant shall meet and agree in good faith to a resolution of such conflict. In the event of an increase in any of Landlord's insurance premiums which results from Tenant's use or occupancy of the Premises, if Tenant does not pay Landlord within thirty (30) days of Tenant's receipt of written notice the amount of such increase, Landlord may treat such use as a default hereunder.

         4. RENT. As used herein, the term "Rent" shall mean Base Rent (as hereinafter defined) plus Additional Rent (as hereinafter defined). Tenant shall pay to Landlord Rent, on or before the first day of each calendar month during the Term, without previous demand or notice therefor by Landlord and without set off or deduction; provided, however, if the Rent Commencement Date is on a day other than the first day of a calendar month, then Rent for such month shall be
(i) prorated for the period between the Rent Commencement Date and the last day of the month in which the Rent Commencement Date falls, and (ii) due and payable on the Rent Commencement Date. Notwithstanding anything contained herein to the contrary, Tenant's obligation to pay Rent under this Lease is completely separate and independent from any of Landlord's obligations under this Lease. For each monthly Rent payment Landlord receives after the tenth (10th) day of the month, Landlord shall be entitled to all remedies provided under SECTION 13 and SECTION 14 below, and a late charge in the amount of five percent (5%) of all Rent due for such month. If Landlord presents Tenant's check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to all remedies provided under SECTIONS 13 below and a lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

            4.1 BASE RENT. As used herein, "Base Rent" shall refer to the following schedule:

           FROM            THROUGH          RATE/SF          MONTHLY           ANNUALLY
 Rent Commencement Date    4/30/01           $14.47         $30,721.50        $368,658.00
 5/1/01                    4/30/02           $16.56         $35,160.93        $421,931.16
 5/1/02                    4/30/03           $18.73         $39,771.59        $477,259.08
 5/1/03                    4/30/04           $19.10         $40,557.26        $486,687.12
 5/1/04                    4/30/05           $19.48         $41,364.16        $496,369.92
 5/1/05                    4/30/06           $19.87         $42,192.29        $506,307.48
 5/1/06                    4/30/07           $20.27         $43,041.66        $516,499.92
 5/1/07                    4/30/08           $20.68         $43,912.26        $526,947.12




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            4.2 ADDITIONAL RENT. As used in this Lease, the term "Additional
Rent" shall mean all sums and charges, excluding Base Rent, due and payable by Tenant under this Lease, including, but not limited to, the following:

                (a) sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building ("Alternative Taxes"), even though laws imposing such Alternative Taxes attempt to require Landlord to pay the same; provided, however, if any such Alternative Taxes shall be imposed on Landlord and Landlord shall be prohibited by applicable law from collecting such Alternative Taxes from Tenant as Additional Rent, then unless, legally, (i) Tenant can and does reimburse Landlord for such Alternative Taxes, or (ii) in the event applicable law prohibits Tenant from reimbursing Landlord for such Alternative Taxes, Landlord and Tenant, during the one hundred eighty
(180) day period commencing upon the date the Alternative Taxes are imposed upon Landlord, enter into a new lease having the same economic terms as would have existed under this Lease for the remainder of the then existing Term if the Alternative Taxes had not been imposed upon Landlord (with both Landlord and Tenant being obligated to negotiate in good faith), Landlord may terminate this Lease at any time after the expiration of such one hundred eighty (180) day period by giving written notice of same to Tenant.

                (b) Tenant's Proportionate Share (as hereinafter defined) of the increase in Landlord's Operating Expenses (as hereinafter defined) as set forth in the attached Addendum.

         5. SERVICES BY LANDLORD. Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants, during business hours of 7:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 12:00 P.M. on Saturday (excluding Memorial Day, Fourth of July, Labor Day, Christmas day, New Years day and Thanksgiving day), the following services; janitorial services (five (5) days a week after normal working hours in accordance with the cleaning specifications attached hereto as EXHIBIT B-1), hot and cold water (if available from city mains) for drinking, lavatory and toilet purposes, operatorless elevator service (accessible 24 hours, 7 days per week) and heating and air conditioning for the reasonably comfortable use and occupancy of the Premises at times and temperatures comparable to other Class "A" office buildings in the Maryland Farms Office Park in Brentwood, Tennessee, provided heating and cooling conforming to any governmental regulation mandating limitations thereon shall be deemed to comply with this service. Landlord shall use it commercially reasonable efforts to promptly remove snow and ice from the Common Areas. Landlord shall furnish the Premises with electricity for the maintenance of building standard fluorescent lighting composed of 2' x 4' fixtures. Incandescent fixtures, table lamps, all lighting other than the aforesaid building standard fluorescent light, dimmers and all lighting controls other than controls for the aforesaid building standard fluorescent lighting shall be serviced, replaced and maintained at Tenant's expense. Landlord shall also furnish the Premises with electricity for lighting for the aforesaid building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, word processing equipment, dictating equipment, adding machines and calculators, and general service non-production type office copy machines. Landlord shall have the right to enter and inspect the Premises and all electrical devices therein from time to time, provided that Landlord shall have no obligation to provide more than five (5) watts per usable square foot of electricity serving the Premises. Landlord reserves the right to separately meter the Premises should Tenant's use of electricity be determined by Landlord in its reasonable discretion to be excessive. After hours heating and air conditioning is available at a charge of $30.00 per hour, per zone, with a minimum of one (1) hour per occurrence. All additional costs resulting from Tenant's extraordinary usage of heating, air conditioning or electricity shall be paid by Tenant within thirty (30) days as Additional Rent for each month or portion thereof, and Tenant shall not install equipment with unusual demands for any of the foregoing without Landlord's prior written consent, which Landlord may withhold if it determines that in its reasonable opinion such equipment may not be safely used in the Premises or that electrical service is not adequate therefor. Provided that the heating and air conditioning system serving the Premises is operating in good working order and repair, if heat generating machines or equipment or other intensive activities shall be used or carried on in the Premises by Tenant which affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right, and Tenant may request in writing for Landlord, to install supplemental air conditioning units in the Premises. All costs incurred in connection with the installation of such supplemental air conditioning units shall be paid by Tenant at the time of such installation. The cost of operating and maintaining such supplemental air




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conditioning units shall be paid monthly by Tenant during the remaining Term.
Landlord shall further provide free parking, in common with the other tenants, for Tenant's employees and visitors in the parking area shown on EXHIBIT "C" attached hereto and incorporated herein. Landlord warrants that as of the Commencement Date the number of parking areas serving the Building satisfies applicable Brentwood, Tennessee codes requirements.

         To the extent the services described above require electricity, gas and water supplied by public utilities, Landlord shall use its commercially reasonable efforts to cause the applicable public utilities to furnish same. Notwithstanding anything herein to the contrary, in the event Tenant's ability to reasonably conduct Tenant's business at the Premises during normal operating hours as contemplated by this Lease is interrupted for 96 continuous hours as a result of any of the foregoing services not being continuously provided to Tenant, Base Rent shall abate for the period commencing on the expiration of such 96 hour period and ending at such time as Tenant is able to reasonably conduct Tenant's business at the Premises during normal operating hours as contemplated by this Lease, provided that such abatement shall only be available to Tenant in the event such interruption is within Landlord's dominion and control and not beyond Landlord's power as contemplated by the concept of "force majeure." Landlord agrees to use its commercially reasonable efforts to promptly restore said services.

         Tenant shall report to Landlord with reasonable promptness any material defective condition in or about the Premises known to Tenant and if such defect is not so reported and such failure to promptly report results in other damage, Tenant shall be liable for same. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service, unless due to the gross negligence or willful misconduct of Landlord or Landlord's agents, contractors or employees, or Landlord's failure to maintain the Premises, Building, or Common Areas as required by this Lease.

         6. TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES; LANDLORD'S DUTIES AND RIGHTS. Tenant's occupancy of the Premises is Tenant's acknowledgment to Landlord that Tenant has examined and inspected the same, finds the Premises to be as represented by Landlord and satisfactory for Tenant's intended use, and constitutes Tenant's acceptance "as is" expressly subject, however, to the terms and provisions of the Workletter attached hereto. Landlord otherwise makes no representation or warranty as to the condition of said Premises except the same shall be delivered to Tenant in accordance with all applicable codes, laws, and regulations. During Tenant's move-in, a representative of Tenant must be on-site with Tenant's moving company to insure proper treatment of the Building and the Premises. Elevators in multi-story office buildings must remain in use for the general public during business hours as defined herein in SECTION 5. Any specialized use of elevators must be coordinated with Landlord's property manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations. Any damage or destruction to the Building or the Premises due to moving will be the sole responsibility of Tenant. Tenant shall deliver at the end of this Lease each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by casualty excepted. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises except upon written notice by Landlord. Tenant shall: (i) keep the Premises and fixtures in good order; (ii) make repairs and replacements to the Premises or Building needed because of Tenant's misuse or primary negligence; (iii) repair and replace special equipment or decorative treatments installed by or at Tenant's request and that serve the Premises only, except if this Lease is ended because of casualty loss or condemnation; and (iv) not commit waste. Tenant may make non-structural alternations or modifications costing Five Thousand and 00/100 Dollars ($5,000.00) or less without the necessity of Landlord's consent, but agrees to give notice to Landlord of such alterations or modifications. Alterations or modifications costing in excess of Five Thousand and 00/100 Dollars ($5,000.00) may only be made upon Landlord's prior approval based upon plans and specifications provided to Landlord by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. On termination of this Lease or vacation of the Premises by Tenant, Tenant shall, at Tenant's sole expense, ordinary wear and tear and damage by insured casualty only excepted,




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remove alterations performed by Tenant if (i) such alterations were subject to
Landlord's prior consent and (ii) Landlord advised Tenant that removal upon termination would be required at the time of approval of such alterations by Landlord. Landlord, however, may elect to require Tenant to leave alterations performed for Tenant unless at the time of such alterations Landlord agreed in writing such alterations could be removed on the Expiration Date, upon the termination of this Lease or upon Tenant's vacation of the Premises.

         Tenant may, without Landlord's consent, install temporary partitions, shelves, bins, equipment, trade fixtures and other personal property in the Premises. These items shall remain Tenant's property and may be removed by Tenant prior to the expiration or earlier termination of this Lease. Tenant shall repair any damage to the Premises caused by such removal.

         Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant other than work performed by Landlord or Landlord's agents, contractors, or employees. Should any claim of lien or other lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant's agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within fifteen (15) days after Tenant's receipt of notice thereof, however, should Tenant contest the validity of such lien, Tenant may post a bond in the amount of such lien with Landlord pending resolution. Should Tenant fail to discharge such lien within such fifteen (15) day period, then Landlord may discharge the same, in which event Tenant shall reimburse Landlord, on demand, as Additional Rent, for the amount of the lien or the amount of the bond, if greater, plus all reasonable administrative costs incurred by Landlord in connection therewith. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING.

         Notwithstanding anything to the contrary set forth above in this
SECTION 6, if Tenant does not perform its maintenance obligations in a timely manner as set forth in this Lease, commencing the same within seven (7) days after receipt of notice from Landlord specifying the work needed and thereafter diligently and continuously pursuing completion of unfulfilled maintenance obligations, then Landlord shall have the right, but not the obligation, to perform such maintenance, and any amounts so expended by Landlord shall be paid by Tenant to Landlord within thirty (30) days after written demand, with interest at the maximum rate allowed by law (or the rate of twelve percent (12%) per annum, whichever is less) accruing from the date of expenditure through the date paid.

         Except for repairs and replacements that Tenant must make under this
SECTION 6, Landlord shall pay for and make all other repairs and replacements to the Premises, Common Areas and Building (including Building fixtures and equipment). Without limiting the generality of the foregoing, this maintenance shall include (i) all of the doors and the windows of the Premises, all of the doors and the windows of the Common Areas, the roof, exterior walls, interior structural walls, foundations and other structural components of the Building;
(ii) all mechanical (including, but not limited to, heating, air conditioning, plumbing, electrical, elevator and fire protection systems) elements and components of the Building; (iii) cracked or broken glass or any vandalism to the Common Areas; (iv) the interior walls, wall coverings, ceilings, ceiling tiles, light fixtures, floors, and floor coverings located in the Common Areas; and (v) any exterior improvements to the land containing the Common Areas including all sidewalks, driveways, parking areas, fences, landscaping, exterior lighting and signage. Landlord shall keep all of the foregoing clean and free of all refuse and rubbish and otherwise in a sightly first class condition and appearance in keeping with other Class "A" office buildings in the Maryland Farms Office Park in Brentwood, Tennessee. Landlord's obligations under this
SECTION 6 shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after Landlord's receipt of notice from Tenant or Landlord's having actual knowledge of the need for a repair or replacement.

         All of the obligations set forth in this SECTION 6 shall be performed in a good and workman-like manner.




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         7. DAMAGES TO PREMISES. If the Building or Premises shall be partially damaged by fire or other casualty insured under Landlord's insurance policies, and if Landlord's lender(s) shall permit insurance proceeds paid as a result thereof to be so used, then upon receipt of the insurance proceeds, Landlord shall, except as otherwise provided herein, promptly repair and restore the Premises (exclusive of improvements made by Tenant, Tenant's trade fixtures, decorations, signs, and contents) to a condition at least equal to the condition thereof immediately prior to such damage or destruction; limited, however, to the extent of the insurance proceeds received by Landlord. If by reason of such occurrence: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord's insurance policies; (iii) Landlord's lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes;
(iv) the Premises is damaged in whole or in part during the last two years of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the replacement cost thereof, then Landlord may elect either to repair the damage as aforesaid, or to cancel this Lease by written notice of cancellation given to Tenant within sixty (60) days after the date of such occurrence, and thereupon this Lease shall terminate. Tenant shall vacate and surrender the Premises to Landlord within thirty (30) days after receipt of such notice of termination. In addition, Tenant may also terminate this Lease by (x) written notice given to Landlord within thirty (30) days of the date of such occurrence if the Premises is damaged in whole or in part during the last twelve (12) months of the Term and the period for repair to the Premises shall exceed ninety (90) days; or (y) written notice given to Landlord at any time between the one hundred fifty-first day (151st) and one hundred sixty-sixty (166th) days after the occurrence of any such casualty, if Landlord has failed to restore the damaged portions of the Building (including the Premises) within one hundred fifty (150) days of such casualty. However, if Landlord is prevented by Delays as defined in SECTION 2, from completing the restoration within said one hundred fifty (150) day period, and if Landlord provides Tenant with written notice of the cause for the Delays within fifteen (15) days after the occurrence thereof, such notice to contain the reason for the Delays and a good faith estimate of the period of the Delays caused thereby, then Landlord shall have an additional period beyond said one hundred fifty (150) days, equal to the Delays in which to restore the damaged areas of the Building including the Premises; and Tenant may not elect to terminate this Lease until said additional period required for completion has expired with the Building not having been substantially restored. In such case, Tenant's fifteen (15) day notice of termination period shall begin to run upon the expiration of Landlord's additional period for restoration set forth in the preceding sentence. Upon the termination of this Lease as aforesaid, Tenant's liability for the Rent and other charges reserved hereunder shall cease as of the effective date of the termination of this Lease, subject, however, to the provisions for abatement of Rent hereinafter set forth and any prepaid Rent shall be refunded to Tenant upon the termination of this Lease.

         Unless this Lease is terminated as aforesaid, this Lease shall remain in full force and effect, and Tenant shall with reasonable promptness repair, restore, or replace Tenant's improvements, trade fixtures, decorations, signs, and contents in the Premises to a condition comparable to other Class "A" office buildings in the Maryland Farms Office Park in Brentwood, Tennessee.

         If, by reason of such fire or other casualty, the Premises is rendered wholly untenantable or inaccessible to Tenant for Tenant's Permitted Use, then the Rent payable by Tenant shall be fully abated, or if only partially damaged, such Rent and other charges shall be abated proportionately as to that portion of the Premises rendered untenantable or inaccessible to Tenant for Tenant's Permitted Use, in either event (unless this Lease is terminated as aforesaid) from the date of such casualty until the Premises are Substantially Complete (as determined by the standards set forth in the Workletter). Tenant shall continue the operation of Tenant's business in the Premises or any part thereof not so damaged during any such period to the extent reasonably practicable as determined by Tenant in Tenant's reasonable judgment. However, if such damages or other casualty shall be caused by the negligence or other wrongful conduct of Tenant or of Tenant's subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent. Except for the abatement of the Rent hereinabove set forth, Tenant shall not be entitled to, and hereby waives, all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair, or restoration.




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         8. ASSIGNMENT - SUBLEASE. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet any part or all of the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Any assignment or sublease to which Landlord may consent (one consent not being any basis that Landlord should grant any further consent) shall not relieve Tenant of any or all of its obligations hereunder. For the purpose of this SECTION 8, the word "assignment" shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51 %) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation. Acceptance of Rent by Landlord after any non-permitted assignment shall not constitute approval thereof by Landlord. Notwithstanding the foregoing provisions of this SECTION 8, Tenant may assign or sublease part or all of the Premises without Landlord's consent to: (i) any corporation that controls, is controlled by, or is under common control with, Tenant; or (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, and continues the same Permitted Use as provided under SECTION 3, and may, without Landlord's consent, sublease (but not assign this Lease) any portion of the Premises to any company that provides professional or administrative support services for Tenant on the Premises on a regular basis. However, Landlord must be given prior written notice of any such assignment or subletting, and failure to do so shall be a default hereunder. Landlord shall not be required to consent to an assignment or sublease that results in a use that violates the rights of a Building tenant under its lease.

         In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title is paramount, and that it can do nothing to affect or impair Landlord's title.

         If Landlord consents to any assignment or subletting, Tenant shall pay all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with the assignment or sublease transaction, including Landlord's reasonable attorneys" fees.

         If this Lease shall be assigned or the Premises or any portion thereof sublet by Tenant at a rental that exceeds the rentals to be paid to Landlord hereunder, attributable to the Premises or portion thereof so assigned or sublet, then fifty percent (50%) of any such excess shall be paid over to Landlord by Tenant. If Landlord assists Tenant in finding a permissible subtenant, Landlord shall be paid a fee for such assistance in addition to a fee in an amount necessary to cover the subtenant's improvements to the Premises or any portion thereof so assigned or sublet.

         9. TENANT'S COMPLIANCE; INSURANCE REQUIREMENTS. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, now existing or hereafter adopted, including the Rules and Regulations, however, nothing herein shall require Tenant to improve or alter the Premises where Landlord would be required to make such improvements or alterations whether or not Tenant occupied the Premises.

         Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord's managing agent, (presently Highwoods Realty Limited Partnership and its affiliates) and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least TWO MILLION DOLLARS ($2,000,000), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant's use of the Premises, and which shall insure the indemnity provisions contained herein. Not more frequently than once every three
(3) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on its personal property and fixtures located in the Premises and any improvements made by Tenant for their full replacement value and with coinsurance waived, and Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the same, regardless of the cause thereof.

         Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of insurance satisfactory to Landlord. All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days' prior written notice to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and Tenant shall reimburse the cost thereof on demand.

         Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to recovery and rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of which injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each shall cause their insurance carriers to waive their rights of subrogation.

         Subject to the mutual release and waiver of subrogation provisions set forth in the immediately preceding paragraph, Tenant shall indemnify and hold Landlord harmless from and against any and all claims of Landlord and third parties arising out of (i) Tenant's use of the Premises or any part thereof,
(ii) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building, or any part thereof, (iii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iv) any act or negligence of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant; and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising in connection with any such claim or claims as described in (i) through (iv) above, or any action brought thereon, provided that Tenant shall not be liable to indemnify Landlord with respect to claims for personal injury arising out of the negligence or willful misconduct of Landlord and any of its contractors, agents, employees, officers, partners or their invitees. Subject to the mutual release and waiver of subrogation provisions set forth in the immediately preceding paragraph, Landlord shall indemnify and hold Tenant harmless from and against any and all claims of Tenant and third parties arising out of (i) Landlord's use of the Building or any part thereof, (ii) any activity, work, or other thing done by Landlord in the Building, or any part thereof, (iii) any breach or default by Landlord in the performance of any of its obligations under this Lease, or (iv) any act or negligence of Landlord, or any officer, agent, employee, contractor, servant, invitee or guest of Landlord; and in each case from and against any and all damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising in connection with any such claim or claims as described in the above (i) through (iv) of this sentence, or any action brought thereon, provided that Landlord shall not be liable to indemnify Tenant with respect to claims for personal injury arising out of the negligence or willful misconduct of Tenant and any of its contractors, agents, employees, officers, partners or their invitees.

         If such action is brought against Landlord, Tenant upon notice from Landlord shall defend the same through counsel selected by Tenant's insurer, or other counsel reasonably acceptable to Landlord. Tenant assumes all risk of damage or loss to its property or injury or death to persons in, on, or about the Premises, from all causes except those for which the law imposes liability on Landlord regardless of any attempted waiver thereof, and Tenant hereby waives such claims in respect thereof against Landlord. The provisions of this paragraph shall survive the termination of this Lease.

         Landlord shall keep the Building, including the Common Areas improvements, insured against damage and destruction by perils insured against in an "all risk" policy by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building. Additionally, Landlord shall maintain Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least Two Million Dollars ($2,000,000), which policy shall insure against liability of Landlord arising out of and in connection with Landlord's use of the Common Areas serving the Building. Landlord shall provide Tenant with ACORD 27 certificates for the policies described in this paragraph.

         Each party shall keep its personal property and trade fixtures in the Premises and Building insured with the equivalent of ISO Special Form Property Insurance in the amount of the full replacement cost of the property and fixtures. Tenant shall also keep any non-standard improvements made to the Premises at Tenant's request insured to the same degree as Tenant's personal property.

         Tenant's insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder's ratings of at least A- and a financial rating of at least VI in the most current Best's Insurance Reports available on the Commencement Date, or if the Best's ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name the non-procuring party as an additional insured as its interest may appear [other landlords or tenants may be added as additional insureds in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to the non-procuring party; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have no deductible exceeding TEN THOUSAND DOLLARS ($10,000), unless accepted in writing by Landlord; and
(vii) be maintained during the entire Term and any extension terms.

         10. SUBORDINATION-ATTORNMENT-LANDLORD FINANCING.

             (a) Tenant agrees to execute within twenty (20) days after request therefor, and as often as requested, estoppel certificates confirming any factual matter reasonably requested therein which is true and is within Tenant's knowledge regarding this Lease, the Premises, or Tenant's use thereof, including, but not limited to date of occupancy, Expiration Date, the amount of Rent due and date to which Rent is paid, whether or not Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable hereunder or knowledge of any default or breach by Landlord, and that this Lease together with any modifications or amendments is in full force and effect. Tenant shall attach to such estoppel certificate copies of all modifications or amendments.

             (b) Tenant agrees to give any mortgagee of Landlord which has provided a non-disturbance agreement to Tenant, notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after written notice thereof is delivered to mortgagee as herein provided) to cure, any Landlord default hereunder; and Tenant agrees to accept such cure if effected by such mortgagee. No termination of this Lease by Tenant shall be effective until such notice has been given and the cure period has expired without the default having been cured. Further, Tenant agrees to permit such mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord's interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord's interest is so acquired. Tenant agrees to attorn to any successor Landlord.

             (c) Landlord hereby represents and certifies to Tenant that as of the date of this Lease, the land upon which the Building is located, the Building and the common areas of the Building (collectively the "Property") are not encumbered by any existing deeds of trust or ground or air space leases.

             (d) This Lease shall be subordinate and subject to any future fee or leasehold deeds of trusts and ground leases covering the Property so long as and upon the condition that any future mortgagee or ground lessor executes and delivers a non-disturbance and attornment agreement providing that: If any deed of trust is foreclosed or ground lease or air space lease terminated, then (A) this Lease shall continue in full force and effect, (B) Tenant's quiet enjoyment shall not be disturbed if Tenant is not in default of this Lease beyond any applicable grace and notice period provided herein for the cure thereof; and (C) Tenant shall attorn to and recognize the mortgagee, purchaser at a foreclosure sale or ground or other lessor as Tenant's landlord for the remaining Term.

         11. SIGNS. Tenant may not erect, install or display any sign or advertising material upon the Building exterior, the exterior of the Premises (including any exterior doors), or the exterior walls thereof, or in any window therein, without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall have the right to non-exclusive building standard signage to be located at the building directory, the Building monument sign, and at the primary entrance to the Premises. Landlord shall not alter or modify Tenant's signage upon the monument (whether to place subsequent tenants upon the monument or for any other reason) after its initial approval of Tenant's monument signage. The cost for all signage specified under this SECTION 11 shall be deducted from Tenant's Allowance.

         12. ACCESS TO PREMISES. Landlord shall have the right, at all reasonable times upon 24 hours prior notice to Tenant, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord is required or permitted to make hereunder, (ii) to inspect the Premises, and (iii) to show the Premises to prospective mortgagees and purchasers. Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times for inspection to show prospective tenants if within one hundred eighty (180) days prior to the Expiration Date as extended by any exercised option. Landlord agrees that at all times other than in the event of an emergency, it shall use reasonable efforts to minimize interference with Tenant's business in connection with its right of entry hereunder. Tenant, its agents, employees, invitees, and guests, shall have the right of ingress and egress to common and public areas of the Building, provided Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after hours and Landlord shall provide card access therefore at Tenant's expense to be paid out of the Allowance (as defined in the Workletter), but in no event shall Tenant's use of and access to the Premises after hours compromise the security of the Building. Landlord shall have the right to enter the Premises at any time in the event of an emergency.

         13. DEFAULT. If Tenant: (i) fails to pay when due any Base Rent within seven (7) days of written notice of same from Landlord to Tenant (provided that Landlord shall only be obligated to provide Tenant with such written notice two
(2) times during any calendar year and after such second notice, no written notice from Landlord pursuant to this SECTION 13(I) is required during that calendar year); or (ii) fails to pay when due any other sum of money which Tenant is obligated to pay as provided in this Lease, including without limitation Additional Rent, within seven (7) days of written notice of same from Landlord to Tenant; or (iii) breaches any other agreement, covenant or obligation herein set forth and such breach shall continue and not be remedied within thirty (30) days after Landlord shall have given Tenant written notice specifying the breach, or if such breach cannot, with due diligence, be cured within said period of thirty (30) days and Tenant does not within said thirty
(30) day period commence and thereafter with diligence and continuity completely cure the breach within a reasonable time after notice, provided that such reasonable time shall in no event exceed one hundred twenty (120) days from Tenant's receipt of notice of the breach; or (iv) files (or has filed against it and not stayed or vacated within sixty (60) days after filing) any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court; or (v) makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and appointment shall not have been stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors (each a "Tenant Event of Default"); then Tenant shall be in default hereunder, and, in addition to any other lawful right or remedy which it may have, Landlord at its option may do the following: (i) terminate this Lease; (ii) repossess the Premises, and with or without terminating, relet the same at such amount as is commercially reasonable; and if the amount for which the Premises is relet is less than Tenant's Rent and all other obligations of Tenant to Landlord hereunder, then Tenant shall pay the difference when due under the Lease to Landlord, but if in excess of Tenant's Rent, and all other obligations of Tenant hereunder, the entire amount obtained from such reletting shall belong to Landlord, free of any claim of Tenant thereto. All reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general office space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant shall be charged to and be a liability of Tenant and Tenant shall pay same within thirty (30) days of Landlord's written demand therefor. Landlord's reasonable attorneys" fees in pursuing any of the foregoing remedies, or in collecting any Rent due by Tenant hereunder, shall be paid by Tenant.

         All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by written notice delivered to Tenant.

         The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.

         No acceptance by Landlord of a lesser sum than the Base Rent, administrative charges, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease.

         In addition, no payments of money by Tenant to Landlord after the expiration or termination of this Lease after the giving of any notice by Landlord to Tenant shall reinstate or extend the Term, or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

         Tenant further agrees that Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents from Tenant.

         The occurrence of any of the following shall constitute a default by Landlord under this Lease: if Landlord breaches or fails to observe, keep, or perform any term, covenant or condition of this Lease on its part to be observed, kept or performed. The occurrence of any monetary default described in this paragraph shall be a "Landlord Event of Default" following the passage of seven (7) days following Landlord's receipt of written notice from Tenant of the occurrence of such default, provided such default is not cured during such cure period. The occurrence of any non-monetary default described in this paragraph shall be a "Landlord Event of Default" following the passage of thirty (30) days following Landlord's receipt of written notice from Tenant of the occurrence of such default, provided such default is not cured during such cure period (provided that in the case of any default by Landlord hereunder that cannot be cured by the payment of money and cannot with diligence be cured within such thirty (30) day period, if Landlord shall proceed promptly to cure the same and thereafter shall prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for up to an additional ninety (90) days (for a total of one hundred twenty (120) days)).

         Upon the occurrence and during the continuation of a Landlord Event of Default, Tenant may exercise any legal or equitable rights or remedies to which Tenant may be entitled, all of which shall be cumulative; provided that Tenant shall not exercise any remedy of lease termination that may otherwise be available to Tenant under applicable law resulting from Landlord's default unless Landlord's default results in Tenant's constructive eviction or the Premises becoming untenantable. In the event it becomes necessary for Tenant to employ an attorney to enforce the terms, covenants and conditions of this Lease to be observed or performed by Landlord, then Landlord agrees that Landlord will pay and reimburse Tenant, on demand therefor, the reasonable attorneys' fees, costs and expenses, including court costs, incurred by Tenant in connection therewith.

         14. MULTIPLE DEFAULTS.

         (a) Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other such or similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should a Tenant Event of Default occur under this Lease on four (4) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be deemed canceled and of no further force and effect.

         (b) Should a Tenant Event of Default occur in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on four
(4) or more occasions during any twelve (12) month period, then, in addition to all other remedies otherwise available to Landlord, Tenant shall, within ten
(10) days after demand by Landlord, post a security deposit in, or increase the existing Security Deposit by, a sum equal to three (3) months' installments of Base Rent. Any security deposit posted pursuant to the foregoing sentence shall be governed by SECTION 20(A) below.

         (c) Should a Tenant Event of Default occur under this Lease on four (4) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease with respect to a default by Tenant shall not apply.


         15. PROPERTY OF TENANT. Tenant shall pay, timely, any and all taxes levied or assessed against or upon Tenant's equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises unless Tenant shall lawfully contest the same. Any statutory lien for Rent is waived. Provided Tenant is not in default hereunder, Tenant may, prior to the Expiration Date, remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant repairs all damages caused by such removal. If Tenant does not remove its property from the Premises upon termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

         16. BANKRUPTCY. Landlord and Tenant understand that, notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the "Code") may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that, in any event, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that, with respect to any such assumption or assignment, the term "adequate assurance" shall include at least the following:

             (a) In order to assure Landlord that the proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

             (b) Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Permitted Use allowed under SECTION 3 above and such proposed assignee shall continue to engage in the Permitted Use. It is understood that Landlord's asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

             (c) Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

         17. EMINENT DOMAIN. If all of the Building, parking area or Premises, or such part thereof as will make the same unusable for the purposes contemplated by this Lease, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Building, parking area or Premises is taken and Tenant can continue use of the remainder for the purposes contemplated by this Lease, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Landlord shall be entitled to receive and retain the entire award for the affected portion of the Building. Tenant shall have no right or claim to advance any claim against Landlord for any part of any award made to or received by Landlord for any taking and no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate except that portion of such award allocable to leasehold or other tenant improvements made at Tenants cost and expense, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord ) for any moving expenses, loss of profits, or taking of Tenant's personal property (other than its leasehold estate) to which Tenant may be entitled. Any such award shall not reduce the amount of the award otherwise payable to Landlord, if any.

         18. GENERAL COMPLIANCE, ADA COMPLIANCE. (a) Commencing on the Commencement Date, Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alteration of the Premises, provided that (i) nothing herein shall require Tenant to pay for any structural alterations to the Premises unless such structural alterations are caused by or arise as a result of an alteration to the Premises initiated by Tenant, and (ii) any structural alterations to the Premises that Tenant is required to pay for hereunder shall be completed by Landlord and paid for by Tenant within thirty (30) days of Tenant's receipt of Landlord's demand for same.

         (b) Commencing on the Commencement Date, Tenant shall cause the Premises to comply with The Americans With Disabilities Act of 1990, together with all amendments thereto which may be adopted from time to time, and all rules and regulations promulgated thereunder ("ADA"). Commencing on the Commencement Date, Landlord's responsibility for compliance with ADA shall include the Common Areas of the Building, but not the Premises, and any and all such compliance by Landlord shall be at Landlord's sole cost and expense. Landlord covenants to Tenant that commencing on the Commencement Date the Common Areas of the Building will comply with and meet any and all requirements of accessibility as required by the ADA in effect as of the Commencement Date.

         (c) The parties will hold each other harmless and indemnify each other for all claims, demands, judgments, costs, expenses (including reasonable attorneys' fees) and losses arising out of or related to a respective party's failure to comply with SECTION 18(A) and/or SECTION 18(B) hereof.

         (d) If Tenant receives any notices alleging violation of ADA relating to any portion of the Building or of the Premises; any written claims or threats regarding non-compliance with ADA and relating to any portion of the Building or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with ADA and relating to any portion of the Building or of the Premises, then Tenant shall, within fifteen
(15) days after receipt of such, advise Landlord in writing, and provide Landlord with copies of any such claim, threat, action or investigation (as applicable).

         19. QUIET ENJOYMENT. If Tenant complies with each of its obligations hereunder, Tenant shall have and enjoy peacefully the possession of the Premises during the Term hereof, provided that neither (a) the repair or restoration of the Premises in accordance with the terms of this Lease, nor (b) the build-out, repair, restoration or renovation by Landlord or other tenants of other space in the Building shall be deemed a breach of this covenant or give to Tenant any right to modify this Lease either as to term, rent payables or other obligations to be performed, so long as Landlord uses commercially reasonable efforts to minimize noise or other disruption to Tenant's occupancy in connection with any repair, restoration or build-out by Landlord or the other Building tenants.

         20. SECURITY DEPOSIT. (a) Tenant shall deposit with Landlord the sum of $30,721.50, which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder (the "Security Deposit"). The Security Deposit shall not bear interest. If, at any time, Tenant fails to perform its obligations, then Landlord may, at its option, apply the Security Deposit, or any portion thereof required to cure Tenant's default; provided, however, if prior to the Expiration Date or any termination of this Lease, Landlord depletes the Security Deposit, in whole or in part, then immediately following such depletion, Tenant shall restore the amount so used by Landlord. Unless Landlord uses the Security Deposit to cure a default of Tenant, or to restore the Premises to the condition to which Tenant is required to leave the Premises upon the Expiration Date or any termination of the Lease, then Landlord shall, within thirty (30) days after the Expiration Date or any termination of this Lease, refund to Tenant any funds remaining in the Security Deposit. Tenant may not credit against or deduct the Security Deposit from any month's Rent.

         (b) On the first anniversary of the Rent Commencement Date, Landlord shall refund the Security Deposit to Tenant but only if a Tenant Event of Default has not occurred on or before the first anniversary of the Rent Commencement Date.

         21. NOTICES. All notices, demands and requests which may be given or which are required to be given by either party to the other must be in writing. All notices, demands and requests by Landlord or Tenant shall be addressed as follows (or to such other address as a party may specify by duly given notice):



         RENT PAYMENT ADDRESS:         HIGHWOODS/TENNESSEE HOLDINGS, L.P.
                                       P. O. Box 307310
                                       Nashville, TN 37230
                                       Tax ID# 56-1993393

         LEGAL NOTICE ADDRESS
         FOR LANDLORD                  HIGHWOODS/TENNESSEE HOLDINGS, L.P.
                                       c/o Highwoods Properties, Inc.
                                       Suite 600, 3100 Smoketree Court
                                       Raleigh, North Carolina 27604
                                       Attn: Manager, Lease Administration
                                       Facsimile: 919-790-8749

         WITH A COPY TO:               HIGHWOODS PROPERTIES, INC.
                                       2100 West End Avenue, Suite 950
                                       Nashville, TN 37203
                                       Facsimile: 615-320-5607

         TENANT:                       LifePoint Hospitals, Inc.
                                       103 Powell Court, Suite 200
                                       Brentwood, TN 37027
                                       Contact:  William F. Carpenter, III
                                       Phone: 615-344-6272
                                       Facsimile # 615-344-6276

         WITH A COPY TO:               LifePoint Hospitals, Inc.
                                       103 Powell Court, Suite 200
                                       Brentwood, TN 37027
                                       Contact: Neil Hemphill
                                       Senior Vice President, Human Resources
                                       Phone: 615-344-6272
                                       Facsimile # 615-344-6276

         Notices, demands or requests which Landlord or Tenant are required or desire to give the other hereunder shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party's address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall be sent concurrently in either the manner specified in section (ii) or (iii) above and written confirmation of receipt of transmission shall be provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with section (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to section (iii) above. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

         Notices may be given on behalf of any party by such party's legal counsel.

         22. NON-SMOKING POLICY. Tenant, or Tenant's employees, shall not be permitted to smoke in the Premises or in the Building, its grounds or Common Areas, except in designated areas provided by Landlord. Landlord, at its sole discretion, reserves the right to periodically move the designated smoking area.

         23. HOLDING OVER. If Tenant shall hold over after the Expiration Date or other termination of this Lease, such holding over shall not be deemed to be a renewal of this Lease but shall be deemed to create a month-to-month tenancy and by such holding over Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance Tenant shall pay to Landlord (i) Rent at the rate equal to one hundred fifty percent (150%) of that provided for in the foregoing SECTION 4.1, as such rental amount may have been increased in accordance with the terms of such SECTION 4.1 hereof, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease. The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant.

         24. RIGHT TO RELOCATE. INTENTIONALLY DELETED

         25. BROKER'S COMMISSIONS. Tenant represents and warrants that it has not dealt with any real estate broker, finder or other person, with respect to this Lease in any manner, except Grubb & Ellis/Centennial whose address is 2300 West End Avenue, Nashville, TN 37203. Landlord shall pay only any commissions or fees that are payable to the above-named broker or finder with respect to this Lease pursuant to Landlord's separate agreement with such broker or finder. Either party shall indemnify and hold the other harmless from any and all damages resulting from claims that may be asserted by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by Landlord or Tenant in the future), claiming to have dealt with Landlord or Tenant, as appropriate, in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this paragraph shall survive the termination of this Lease.

         26. ENVIRONMENTAL COMPLIANCE.

             (a) Tenant's Responsibility. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Tenant covenants that the Premises will at all times during its use or occupancy thereof be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or material including, but not limited to, the Federal Clean Air Act, the Clean Water Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Resource Conversation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act, the Occupational Safety and Health Act and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended (all hereafter collectively called "Laws"). Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request, concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

             (b) Tenant's Liability. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, by reason of Tenant's failure to comply with this SECTION 26 including, but not limited to: (i) the cost of bringing the Premises into compliance with all Laws and into a non-contaminated state as existed prior to Tenant's occupancy; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises have been brought into compliance with all Laws; and (iii) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this SECTION 26.

             (c) Property. For the purposes of this SECTION 26, the Premises shall include the real estate covered by this Lease; all improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground water, and surface water of the Premises, if the Premises includes any ground area.

             (d) Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the "Auditors") may, from time to time upon not less than ten (10) days prior written notice as Landlord deems appropriate, but not more often than once a year, conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this SECTION 26. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant's Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this
SECTION 26. Notwithstanding the foregoing, Landlord shall have the right to enter the Premises to conduct an Audit at any time in the event of an emergency. Tenant shall reasonably cooperate with Landlord and its Auditors in the conduct of the Audits. The cost of the Audits shall be paid by Landlord unless an Audit shall conclude that Tenant has materially failed to comply with this SECTION 26, in which event, Tenant may elect to obtain its own Audit, at its expense, to determine Tenant's compliance with this SECTION 26.

             If Tenant's Audit does not conclude that Tenant has materially failed to comply with the provisions of this SECTION 26, Landlord may accept the findings of Tenant's Audit, and no breach of this SECTION 26 shall be deemed to have occurred, or, Landlord may elect to have a third Audit performed by an environmental consultant mutually agreeable to Landlord and Tenant, the cost of which shall be equally borne between Landlord and Tenant, and the findings of such independent Audit shall be binding upon Landlord and Tenant.

             (e) Landlord's Liability. Provided, however, the foregoing covenants and undertakings of Tenant contained in this SECTION 26 shall not apply to any condition or matter constituting a violation of any Law: (i) which existed prior to the commencement of Tenant's use or occupancy of the Premises;
(ii) which was not caused, in whole or in part, by Tenant or Tenant's agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord's agents, employees, officers, partners, contractors, guests, or invitees.

             (f) Tenant's Liability After Termination of Lease. The covenants contained in this SECTION 26 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this SECTION 26. Tenant may elect to defend Landlord against claims asserted against Landlord under this Section with counsel reasonably acceptable to Landlord.

             (g) Landlord represents and warrants to Tenant that as of the date hereof no "Hazardous Materials" (as hereafter defined) are present on the Premises or in the Building or on the land upon which the Building is located, and Landlord shall indemnify Tenant against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys' fees, arising out of any breach of the foregoing warranty. Further, Landlord agrees to indemnify Tenant against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys' fees, arising out of any release of Hazardous Materials by Landlord or Landlord's agents on the Premises or in the Building or on the land upon which the Building is located during the Term of this Lease. Landlord's obligations pursuant to the warranty and indemnity set forth in this
SECTION 26(G) shall survive the expiration or termination of this Lease, and shall continue for so long as Tenant may be subject to any expense, liability, charge, penalty, or obligation against which Landlord has agreed to indemnify Tenant under this SECTION 26(G).

             (h) "Hazardous Materials" as such term is used in this Lease means any hazardous or toxic substance, material or waste, regulated or listed pursuant to any Law. For purposes of SECTION 26, Hazardous Materials shall not include those hazardous substances or wastes in an amount less than a "reportable quantity" as defined in 40 C.F.R. Part 302, as amended, or hereafter amended, that are used, stored, handled and disposed of in accordance with applicable laws.

         27. COMMUNICATIONS COMPLIANCE. Tenant acknowledges and agrees that any and all telephone and telecommunication services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise reasonably requests or consents in writing, which consent shall not be unreasonably withheld, all of Tenant's telecommunications equipment shall be located and remain solely in the Premises and the telephone closet(s) on the floor(s) on which the Premises are located, in accordance with rules and regulations adopted by Landlord from time to time. Except as consistent with Landlord's repair and maintenance obligation under SECTION 6 above, Landlord shall otherwise have no responsibility for the maintenance of Tenant's telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant's telecommunications equipment may be connected. Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto. Landlord shall have the right to interrupt or turn off telecommunications facilities at the Building in the event of an emergency at the Building that affects the health or safety of any tenant of the Building or otherwise threatens the Building. In addition and upon twenty-four (24) hours prior written notice to Tenant, Landlord shall have the right to interrupt or turn off telecommunications facilities at the Building as is necessary in connection with repairs to the Building, but Landlord shall use reasonable efforts to perform such repairs during non-business hours to minimize interference with Tenant's business in connection with the exercise of such right hereunder. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord, which shall not be unreasonably withheld. The provision of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease. Tenant shall not utilize antennae and satellite receiver dishes, within the Premises or the Building, without Landlord's prior written consent, which consent shall not be unreasonably withheld. At Landlord's option, Tenant may be required to remove any and all telecommunications equipment (including wireless equipment) installed in the Premises or elsewhere in or on the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal prior to the expiration or termination of the Lease Term and at Tenant's sole cost.

         28. MISCELLANEOUS. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section. The invalidity of any portion of this Lease shall not have any effect on the balance hereof. Should either party institute any legal proceedings against the other for breach of any provision herein contained, and prevail in such action, the losing party shall be liable for the costs and expenses of the prevailing party, including its reasonable attorneys' fees (at all tribunal levels). This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building and assumption of Landlord's obligations hereunder, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent. This Lease may not be recorded without Landlord's and Tenant's prior written consent. The singular shall include the plural, and the masculine, feminine or neuter includes the other. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord's default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord's interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment. This Lease shall be interpreted and enforced in accordance with the laws of the State of Tennessee. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant. The person executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State of Tennessee, that the corporation has a full right and authority to enter into this Lease and that the person signing on behalf of the corporation is authorized to do so. The person executing this Lease on behalf of Landlord does hereby covenant and warrant that Highwoods/Tennessee Holdings, L.P. is a duly formed and existing limited partnership, that Highwoods/Tennessee Holdings, L.P. has and is qualified to do business in the State of Tennessee, that W. Fred. Williams, Trustee, has the full right and authority to enter into this Lease and that the person signing on behalf of W. Fred. Williams, Trustee, is authorized to do so. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the "Effective Date." Capitalized terms not otherwise defined in the exhibits and Addendum attached hereto shall have the meanings set forth in this Lease.

         29. ADDENDUM. The attached Addendum shall apply and where in conflict with earlier provisions in this Lease shall control. The attached Addendum is incorporated herein and made a part of this Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in two
(2) originals, all as of the day and year first above written.

LANDLORD:

W. FRED WILLIAMS, TRUSTEE FOR THE BENEFIT OF
HIGHWOODS/TENNESSEE HOLDINGS, L.P.



BY:
         -------------------------------------------
         W. BRIAN REAMES, AS AUTHORIZED AGENT FOR W.
         FRED WILLIAMS, TRUSTEE, UNDER THAT CERTAIN
         AMENDED AND RESTATED TRUST AGREEMENT
         EFFECTIVE AS OF NOVEMBER 27, 1996 BY AND
         BETWEEN HIGHWOODS/TENNESSEE HOLDINGS, L.P.
         AND W. FRED WILLIAMS

DATE:
     -----------------------------------------------


TENANT:

LIFEPOINT HOSPITALS, INC.

BY:
    ---------------------------------------------------
TITLE:
      -------------------------------------------------
DATE:
     --------------------------------------------------

                                    ADDENDUM


ADDITIONAL RENT - OPERATING EXPENSE PASS THROUGHS. For the calendar year commencing on January 1, 2001 and for each calendar year thereafter, Tenant shall pay to Landlord as Additional Rent, in twelve (12) equal installments on the first day of each calendar month, commencing on January 1, 2001 and continuing thereafter throughout the Term and any extensions or renewals thereof, Tenant's Proportionate Share of any increase in Operating Expenses (as hereinafter defined) incurred by Landlord over Operating Expenses for the Building during calendar year 2000 (the "Base Year"). For purposes of calculating Tenant's Proportionate Share of real and personal property taxes, Landlord shall use the Base Year or the year in which the Building and improvements are completed and are fully assessed, whichever shall be later. Tenant's Proportionate Share shall be calculated by dividing the 25,481 rentable square feet of the Premises by the 102,052 net rentable square feet of the Building (measured in accordance with BOMA ANSI 265.1 - 1996, for rentable area), which equals 24.97%. If during the Base Year or any subsequent calendar year the occupancy of the rentable area of the Building is less than full, then Operating Expenses (as hereinafter defined) will be adjusted for such calendar year at a rate of 95% occupancy.

         As used herein, the term "Operating Expenses" shall mean direct costs of operation, repair and maintenance as determined by standard accounting practices, including, but not limited to ad valorem real and personal property taxes, hazard and liability insurance premiums, utilities, heat, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, management fees, and common area expenses; provided, however, the term "Operating Expenses" shall not include (A) the cost of alterations to space in the Building leased or to be leased to others; (B) depreciation, interest and principal payments of mortgages and other debt costs, if any; (C) federal, state and city income, excess profit, gift, estate, succession, inheritance, franchise and transfer taxes, and any other taxes relating to the operation of Landlord's business but not the Building; (D) expenses for capital improvements made to the Building or Common Areas except any capital improvement which results in savings of labor or other costs to the extent of the lesser of the cost of such capital improvement amortized over its useful life or the annual cost savings resulting from such capital improvement;
(E) those expenses incurred in leasing space in the Building; and (F) any cost or expenditure or any portion thereof for which Landlord has been reimbursed or is entitled to reimbursement, whether by insurance proceeds or otherwise, except reimbursements or other payments from other tenants of the Building in respect to costs and expenses which are Operating Expenses. Landlord shall keep records of its expenditures for Operating Expenses and shall, upon Tenant's written request, during Landlord's normal business hours but only once during any calendar year, make such records available to Tenant for inspection and/or audit at Tenant's sole cost and expense.

         For the calendar year commencing on January 1, 2001 and for each calendar year thereafter during the Term, Landlord shall estimate the amount the Operating Expenses shall increase for such calendar year above the Operating Expenses incurred during the Base Year. Landlord shall send to Tenant a written statement of the amount of Tenant's Proportionate Share of any estimated increase in Operating Expenses and Tenant shall pay to Landlord as Additional Rent each month, at the same time the Base Rent is due, an amount equal to one-twelfth (1/12) of Tenant's Proportionate Share of the estimated increase in Operating Expenses. Within ninety (90) days after the end of each calendar year, Landlord shall send to Tenant a copy of the annual statement of Operating Expenses, accounted for and reported in accordance with generally accepted accounting principles (the "Annual Statement"). Tenant shall pay any shortfall between Landlord's estimated increase in Operating Expenses and the Annual Statement to Landlord as Additional Rent or Landlord shall give Tenant a credit against future Rent payments if the Annual Statement shows Landlord owes Tenant a credit. Such payment or adjustment to be made within thirty (30) days after the Annual Statement is received by Tenant. After the Expiration Date, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed or if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund. If this Lease expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365-day calendar year (or 366 if a leap year).

         Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by Tenant or its representatives at Landlord's office where Operating Expense records are kept, at Tenant's expense, at any time within one hundred twenty (120) days after Landlord's Annual Statement is delivered to Tenant for such calendar year; provided that Tenant shall give the Landlord not less than thirty (30) days prior written notice of such audit. If Landlord's calculation of Tenant's Additional Rent for the audited year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be. If Tenant's audit determines that Tenant shall have overpaid Additional Rent by more than five percent (5%), then Landlord shall also reimburse Tenant for the reasonable cost of Tenant's audit not to exceed $3,000.00. Notwithstanding the reimbursement obligation contained in the preceding sentence, however, Landlord shall not be obligated to reimburse Tenant for Tenant's audit costs more often than every other year during the Lease Term. Notwithstanding the foregoing, Tenant shall remain obligated to pay all Additional Rent as specified hereunder until the foregoing audit process is concluded.

ADDITIONAL PROVISIONS:

1.       Renewal Option.

         (a) Landlord shall grant Tenant the option to renew (the "Renewal Option") the term of this Lease for a period of sixty (60) additional months (the "Renewal Term"). Tenant shall exercise the Renewal Option by delivering written notice of such election to Landlord at least six (6) months prior to the expiration of the initial term of this Lease. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (i) the Base Rent during the Renewal Term shall be calculated based on the prevailing Market Base Rental Rate (as hereinafter defined) at the time Tenant gives Landlord notice that it is exercising the Renewal Option, (ii) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term, and (iii) the leasehold improvements will be provided in their then-existing condition (on an "as is" basis) at the time the Renewal Term commences. If Tenant shall remain in possession of the Premises after the expiration of the original term without there having been executed between Landlord and Tenant an amendment to this Lease as contemplated by the terms of this Section, then Tenant shall be a Tenant holding over as provided in this Lease.

         (b) Whenever used in this Lease, the term "Market Base Rental Rate" shall mean, in the good faith, mutual determination of both parties, the annual gross rental rate per square foot then being charged in first-class office Buildings located in the Maryland Farms Office Park in Brentwood, Tennessee, for space comparable to the space for which the Market Base Rental Rate is being determined (taking into consideration leasehold improvements, Tenant improvement allowances granted, size of Tenant and relative operating expenses).

2.       Right of First Refusal.

         (a) Landlord acknowledges that Tenant may wish to expand the Premises and lease a portion or portions of any rentable space in the Building that may become vacant during the Term (the "First Refusal Space"). Tenant, however, acknowledges that Landlord must be in a position to lease the First Refusal Space to other tenants. In order to accommodate Tenant's desires regarding the First Refusal Space and Landlord's requirement for future leasing of the First Refusal Space, Landlord shall grant to Tenant the right of first refusal to lease the First Refusal Space in accordance with the terms and conditions contained herein. In the event Landlord obtains a written offer from a prospective tenant to lease all or any portion of the First Refusal Space and Landlord desires to accept such offer, then Landlord shall submit to Tenant in writing all of the material terms and conditions of such proposed offer to lease (hereinafter referred to as the "Offer") and Tenant shall have the right and option to lease the First Refusal Space covered by the Offer upon the same monetary terms and conditions, including any offer of free rent and leasehold improvement allowances, as embodied in the copy of such Offer submitted to Tenant by Landlord. In the event the remaining months in the Lease Term or an extension thereof are less than the number of months in the term embodied in the Offer, then Tenant may elect, by giving written notice to Landlord within thirty
(30) days of the exercise of the right of first refusal to extend the Lease Term to a period co-terminus with the expiration of the term of the First Refusal Space. During the extended Lease Term, all terms and provisions of this Lease shall apply except that Tenant shall pay Landlord Base Rent in an amount equal to the then prevailing Market Base Rental Rate. If Tenant shall elect to exercise its right to lease the First Refusal Space covered by the Offer, written notice of such election shall be given to Landlord within seven (7) business days from the time that Tenant first received a copy of the Offer from Landlord (hereinafter referred to as the "Offer Period").

         (b) Upon the exercise of its right to lease the First Refusal Space covered by the Offer, Landlord and Tenant shall enter into a written agreement modifying and supplementing this Lease to incorporate the terms and provisions of the Offer and specifying that the First Refusal Space is a part of the Premises and under this Lease and containing other appropriate terms and provisions relating to the addition of such area to this Lease, including, without limitation, increasing, adjusting or augmenting Rent as a result of the addition of such space.

         (c) If a right to lease pursuant to this Section shall not be exercised within the Offer Period or shall be waived (no notice is deemed to be a waiver of such right), then Landlord shall have the right to offer such space to the prospective tenant, and if such transaction is consummated, Tenant's rights under this Section as to that offer shall automatically terminate and be of no further force or effect. If a right to lease pursuant to this Section shall not be exercised within the Offer Period or shall be waived (no notice is deemed to be a waiver of such right), and Landlord fails to lease the space covered by the Offer within six (6) months after Landlord's submission of a copy of the Offer to Tenant, then this Section shall be applicable to any subsequent offer to lease the First Refusal Space or any portion thereof.

         (d) Notwithstanding any other term or provision of this Section or elsewhere in this Lease, expressed or implied, it is understood and agreed by Tenant that (i) one or more prior existing tenants of the Building (together with their respective assignees, successors or assigns, hereinafter collectively referred to as the "Existing Tenants") may have certain expansion options, rights to lease and rights of first refusal with respect to space in the Building, including, without limitation, the First Refusal Space, (ii) the rights and interests in and to the First Refusal Space and all portions thereof granted by Landlord to Tenant in this Section are, in all respects, subject and subordinate to all such options and rights of the Existing Tenants and may be wholly or partially rendered void and of no effect by such prior options and rights, (iii) Landlord shall not be liable for the failure or inability of Tenant to exercise or benefit from any or all rights granted in this Section with respect to said First Refusal Space or any portion thereof by reason of such superior rights and options of the Existing Tenants, and (iv) Tenant shall not be entitled to any compensation, consolation, consideration, replacement of such space, or any other remedy from or against Landlord by reason of such failure of inability.

3. Right To Install Satellite Antenna. Tenant shall have the right to install a satellite antenna per the terms and conditions of Landlord's standard Antenna License Agreement attached hereto as EXHIBIT D, which Antenna License Agreement Tenant and Landlord shall execute simultaneously with the execution of this Lease.





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